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Date:	April 30, 2019

To:	All Employees

From:	Jack Remondi President & CEO

Subject:	Canyon Update

In early April 2019, I wrote to you about Navient’s interactions with Canyon Capital Advisors LLC, one of our largest shareholders. At that time, both Navient and Canyon had filed preliminary proxy statements with the U.S. Securities and Exchange Commission (the “SEC”) describing competing slates of directors for nomination to Navient’s Board of Directors at the upcoming 2019 annual meeting of shareholders. Navient’s team members are key stakeholders interested in the future of our Company, so I want to provide you with an update on the situation.

On April 29, 2019, Navient filed our notice of the 2019 annual meeting of shareholders and definitive proxy statement with the SEC. This document formalizes the proposals described in our preliminary proxy statement and allows Navient to begin soliciting votes from shareholders. To that end, we also published a letter to shareholders requesting their support of the slate of director candidates nominated by our Board. The Company’s definitive proxy statement and the news release with the shareholder letter can be accessed at a new website (www.votenavient.com) devoted to housing materials related to the proxy contest.

I want to thank you again for maintaining our high standards of customer service and aggressively pursuing our business objectives. We recently celebrated a very strong first quarter’s results, providing evidence that Team Navient is creating great value by focusing on the work at hand.

We will continue to keep you advised of significant events. I very much appreciate your commitment and dedication to Navient.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements,” within the meaning of the federal securities laws, about our business and prospects and other information that is based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the Company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “could,” “should,” “goal” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. For Navient, these factors include, among others, the risks and uncertainties associated with increases in financing costs; the availability of financing or limits on our liquidity resulting from disruptions in the capital markets or other factors; unanticipated increases in costs associated with compliance with federal, state or local laws and regulations; changes in the demand for asset management and business processing solutions or other changes in marketplaces in which we compete (including increased competition); changes in accounting standards including but not limited to changes pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations; adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s underwriting standards or exposure to third parties, including counterparties to hedging transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: unanticipated repayment trends on loans including prepayments or deferrals in our securitization trusts that could accelerate or delay repayment of the bonds; reductions to our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America; failures of our operating systems or infrastructure or those of third-party vendors; risks related to cybersecurity including the potential disruption of our systems or those of our third-party vendors or customers, or potential disclosure of confidential customer information; damage to our reputation resulting from cyber-breaches, litigation, the politicization of student loan servicing or other actions or factors; failure to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business; failure to adequately integrate acquisitions or realize anticipated benefits from acquisitions including delays or errors in converting portfolio acquisitions to our servicing platform; changes in law and regulations whether new laws or regulations, or new interpretations of existing laws and regulations applicable to any of our businesses or activities or those of our vendors, suppliers or customers; changes in the general interest rate environment, including the availability of any relevant money-market index rate, including LIBOR, or the relationship between the relevant money-market index rate and the rate at which our assets are priced; our ability to successfully effectuate any acquisitions and other strategic initiatives; activities by shareholder activists, including a proxy contest or any unsolicited takeover proposal; changes in general economic conditions; and the other factors that are described in the “Risk Factors” section of Navient’s Annual Report on Form 10-K for the year ended December 31, 2018 and in our other reports filed with the SEC. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this communication are qualified by these cautionary statements and are made only as of the date of this communication. The Company does not undertake any obligation to update or revise these forward-looking statements except as required by law.